                                                                   Exhibit 10.11


                                    L E A S E


                                       FOR


                          Salmon Brook Four Office Park
                             455 Winding Brook Drive
                              Glastonbury, CT 06033


                                   L E S S O R


                           WB DEVELOPMENT PARTNERSHIP

                        111 South Independence Mall East
                                    Suite 100
                        Philadelphia, Pennsylvania 19106
                                 (215) 922-4820


                                   L E S S E E

                              Open Solutions, Inc.
                             455 Winding Brook Drive
                              Glastonbury, CT 06033

                                 INDEX TO LEASE


        ARTICLE I     Parties................................................................         1

        ARTICLE II    Demised Premises.......................................................         1

        ARTICLE III   Use....................................................................         1

        ARTICLE IV    Term and Possession....................................................         1

        ARTICLE V     Rent...................................................................         3

        ARTICLE VI    Lessor's Services......................................................         6

        ARTICLE VII   Miscellaneous Covenants of Lessee......................................         8

        ARTICLE VIII  Rights Reserved to Lessor..............................................        11

        ARTICLE IX    Covenant of Quiet Enjoyment............................................        13

        ARTICLE X     Waiver of Subrogation, Indemnification and Public Liability Insurance..        13

        ARTICLE XI    Waiver of Claims.......................................................        14

        ARTICLE XII   Condemnation...........................................................        14

        ARTICLE XIII  Damage or Destruction..................................................        15

        ARTICLE XIV   (Deleted)..............................................................        15

        ARTICLE XV    (Deleted)..............................................................        15

        ARTICLE XVI   Rules and Regulations..................................................        15

        ARTICLE XVII  Alterations by Lessee and Trade Fixtures...............................        16

        ARTICLE XVIII (Deleted)..............................................................        17

        ARTICLE XIX   Notices................................................................        17

        ARTICLE XX     Events of Lessee's Default............................................        17

        ARTICLE XXI    Rights of Lessor Upon Default by Lessee...............................        18

        ARTICLE XXII   Lessor's Default and Lessee's Remedies Upon Default by Lessor.........        19

        ARTICLE XXIII  Custom and Usage......................................................        19

        ARTICLE XXIV   Scope and Interpretation of Agreement.................................        19

        ARTICLE XXV    Captions..............................................................        19

        ARTICLE XXVI   Severability..........................................................        20

        ARTICLE XXVII  Parties, Successors and Assigns.......................................        20

        ARTICLE XXVIII Additional Provisions.................................................        20


        Additional Documentation:

               Exhibit A     Floor Plans

               Exhibit A-1   OSI Data Center Build Out Costs

               Exhibit B     Site Plan and Legal Description

               Exhibit C     Confirmation of Lease Term

               Exhibit D     Underground Parking/Storage Plan

               Exhibit E     Janitorial Specifications

                                    L E A S E

ARTICLE I.  PARTIES

        101. This Lease made as of this 4th day of May, 2004 by and between WB DEVELOPMENT PARTNERSHIP, 111 South Independence Mall East, Suite 100, Philadelphia, Pennsylvania 19106, its successors and assigns (hereinafter called "Lessor") and OPEN SOLUTIONS, INC., 455 Winding Brook Drive, Glastonbury, CT 06033 (hereinafter called "Lessee").

                              W I T N E S S E T H:

ARTICLE II.  DEMISED PREMISES

        201. Lessor leases to Lessee and Lessee leases from Lessor an area comprising 45,476 square feet of gross rentable space located on the 3rd and 4th floor, Suite 300 and Suite 400, as shown on Exhibits A and A-1 (hereinafter called "Demised Premises" or " Premises"), in the Building known as Salmon Brook Four, hereinafter called the "Building", located at 455 Winding Brook Drive, Glastonbury, CT, 06033 hereinafter called the "Land", all as indicated on Exhibit B attached hereto, together with the right to use in common with the other Lessees in the Building and the Lessor, the common hallways, stairways, passageways, elevators, rest rooms, entrance doors, exterior walks, and drives and other common areas (the "Common Areas").

        202. No space outside of the property lines of the Land is leased under this Lease, anything contained or indicated on any sketch, blueprint or plan, or anything contained elsewhere in this Lease to the contrary notwithstanding. Lessee shall have the ability to place a generator on an outside pad adjacent to the Building. Location and specifications to be mutually agreed upon by Lessee and Lessor.

ARTICLE III.  USE

        301. Lessee shall use and occupy the Demised Premises solely for office purposes and ancillary uses, and for no other purpose. Lessee shall not exceed the allowable number of occupants for the Demised Premises under any applicable local ordinance or regulation.

ARTICLE IV.  TERM AND POSSESSION

        401. The term of this Lease (the "Term") and Lessee's obligation to pay Rent (as hereinafter defined) hereunder shall commence on August 1, 2005 or on an earlier date by mutual written consent of the parties (the "Commencement Date"). On August 1, 2005, if it has not already done so, Lessee shall take possession of the entire Demised Premises. The Term shall end on the 31st day of January, 2012 (unless further extended or sooner terminated as hereinafter provided). The parties shall enter into an agreement in substantially the form attached hereto as Exhibit C following the execution of this Lease which shall confirm the Commencement Date and expiration date of this Lease, and the portion of the Demised Premises of which Lessee is taking possession. If the Commencement Date is not on the first day of the calendar month, Rent for the period from the Commencement Date to the first day of the following month shall be apportioned at the annual rate (based on a 360 day annual basis) and shall be due and payable on the Commencement Date.

        402. The Demised Premises are for interior space in the Building. Lessee agrees to lease the Demised Premises as indicated on Exhibit A attached hereto. Exhibit A contains the approved plans and specifications for this project, which shall be performed by Lessor (the "Lessor's Work"). All work shall be performed in accordance with good and workman-like standards, as described in Exhibit A, at Lessor's cost. Lessee shall be solely responsible for the build out of the data center (the "Data Center") as provided in Exhibit A-1 attached hereto and made a part hereof. Lessor shall provide Lessee with an allowance in the amount of $435,069.00 for its build out of the Data Center as provided in Exhibit A-1. Any other improvements to the Demised Premises, in excess of $435,069.00, shall be at the sole cost of Lessee.

        403. Lessor shall use its best efforts to complete the Lessor's Work prior to August 1, 2004. Lessor shall notify Lessee of the anticipated date of substantial completion of Lessor's Work ("Substantial Completion Date") in a notice given at least ten (10) business days prior to the Substantial Completion Date stated therein. The phrase "substantial completion" shall mean that, with the exception of (i) punch-list items which would not prevent the use or occupancy of the Demised Premises for the permitted uses, (ii) Lessee's upgrades, additional work and modifications to Lessor's Work, and (iii) any delays caused by Lessee, Lessor's Work, shall have been completed in accordance with the final plans and all mechanical systems serving or affecting the Demised Premises shall then be in working order. Lessor and Lessee shall thereupon set a mutually convenient time for Lessee, Lessee's architect and engineer, if applicable, Lessor and Lessor's contractor to inspect the Premises and Lessor's Work, at which time Lessee or Lessee's architects and engineers shall prepare and submit to Lessor a punch list of items to be completed. Upon completion of the inspection, Lessee shall acknowledge in writing whether substantial completion of Lessor's Work has occurred, subject to any punch list items to be completed. Lessor shall endeavor to complete the punch list items within (30) days thereafter.
        During the period of Lessor's Work, Lessee may coordinate its work and installation and moving in of its fixtures, furnishings, equipment, wiring and the like so as to achieve the ability of Lessee to open for business at any time on or after August 1, 2004, provided such coordinated work does not interfere unreasonably with the timely completion of Lessor's Work.

In the event Lessor fails to make the Premises substantially ready for occupancy by October 15, 2004, Lessee may at its option terminate this Lease.

        404.  Deleted.

        405. All powers, authorities, remedies and benefits granted to Lessor or Lessee by this Lease may be exercised by Lessor or Lessee and all obligations imposed upon Lessee or Lessor by this Lease shall be performed by Lessee or Lessor during any extension of the original term of this Lease as during the original term thereof.

        406. Lessor is under no duty to make repairs or alterations at time of leasing or at any time thereafter unless specifically set forth in this Lease.

        407. It is agreed and understood that Lessor shall provide one hundred ninety-nine (199) un-designated surface parking spaces for use by Lessee. Twenty-six (26) stacked spaces will be reserved for Lessee in undercover garage per Exhibit D. Lessor understands that Lessee expects to accommodate 270 employees, and if it turns out that there is a parking problem as the Building continues to lease-up, then Lessor will make arrangements to provide the necessary additional parking on-site for Lessee. Surface spaces are unreserved

ARTICLE V.  RENT

        501. Beginning on the Commencement Date, Lessee shall pay to Lessor the stated annual minimum rent ("Rent"), to be paid in advance in equal monthly installments according to the following rental schedule:

         PERIOD                RENT/SQ. FT.              MONTHLY             TOTAL FOR PERIOD
         ------                ------------              -------             ----------------
  8/1/04 - 7/31/05               $   7.00              $  26,527.67*          $    318,332.00*
  8/1/05 - 7/31/06               $  19.50              $  73,898.50           $    886,782.00
  8/1/06 - 7/31/07               $  20.00              $  75,793.34           $    909,520.00
  8/1/07 - 7/31/08               $  20.50              $  77,688.17           $    932,258.00
  8/1/08 - 7/31/09               $  21.00              $  79,583.00           $    954,996.00
  8/1/09 - 7/31/10               $  21.50              $  81,477.84           $    977,734.00
  8/1/10 - 7/31/11               $  22.00              $  83,372.67           $  1,000,472.00
  8/1/11 - 1/31/12               $  22.50              $  85,267.50           $    511,605.00

*    Subject to adjustment based on actual space occupied

        Any monthly installment of Rent not received by the tenth (10th) day of each month shall be subject to a three percent (3%) late fee.

Renewal - Lessee shall have two (2) renewal options. Lessee may exercise said renewal options by giving Lessor written notice of its intent to do so no later than nine (9) months prior to the expiration of the then current term. The first renewal term ("First Renewal Term") will be a term of three years, six months (3.5) at an annual Rent per the rental schedule below:

         PERIOD                RENT/SQ. FT.              MONTHLY             TOTAL FOR PERIOD
         ------                ------------              -------             ----------------

  2/1/12 - 7/31/12               $  22.50              $  85,267.50           $    511,605.00
  8/1/12 - 7/31/13               $  23.00              $  87,162.34           $  1,045,948.00
  8/1/13 - 7/31/14               $  23.50              $  89,057.17           $  1,068,686.00
  8/1/14 - 7/31/15               $  24.00              $  90,952.00           $  1,091,424.00

    The second renewal term (the "Second Renewal Term") will be a term of five
(5) years at a rental rate equivalent to the then fair market rental rate.

        502. Storage Space - Lessor will provide Lessee with 750 square feet of storage space, per Exhibit D at no charge. The mailroom at garage level shall be included in the 750 square feet per Exhibit A, and shall be built-out according to the specifications provided in Exhibit A, including paint, tile floor, HVAC, and electric. Lessee will pay Lessor Rent for any storage space leased above 750 square feet as follows:

           PERIOD                           RENT/SQ. FT.
           ------                           ------------

        8/1/04 - 7/31/06                       $12.50
        8/1/06 - 7/31/07                       $12.81
        8/1/07 - 7/31/08                       $13.13
        8/1/08 - 7/31/09                       $13.46
        8/1/09 - 7/31/10                       $13.80
        8/1/10 - 7/31/11                       $14.15
        8/1/11 - 1/31/12                       $14.50

        FIRST RENEWAL TERM

        2/1/12 - 7/31/12                       $14.86
        8/1/12 - 7/31/13                       $15.23
        8/1/13 - 7/31/14                       $15.61
        8/1/14 - 7/31/15                       $16.00

Rent for storage space leased during the Second Renewal Term shall be determined at the time the option for the Second Renewal Term is exercised.

        503. Beginning January 1, 2006, Lessee shall pay in twelve equal monthly installments as additional rent to Lessor the Lessee's Proportionate Share (as hereinafter defined) of the increase, if any, for the cost of management and operation of the Building ("OMT") in excess of base year expense grossed up to 95% occupancy ("OMT Increases"). The base year is calendar year 2005 (the "Base Year"). As used herein "Lessee's Proportionate Share" means the percentage of gross leasable space in the Demised Premises that Lessee occupies (45,476 square feet) to the total gross leasable space that the Building contains (86,097 square feet), which equals 52.80% ("Lessee's Proportionate Share"). At least ninety (90) days prior to the commencement of each calendar year, beginning with the 2006 calendar year, Lessor shall deliver to Lessee an estimate of the OMT Increases for the upcoming calendar year (the "Estimated OMT Statement").

        Following the expiration of each calendar year, Lessor shall, within ninety (90) days after the expiration of such calendar year, submit to Lessee an "OMT Statement" prepared by Lessor, setting forth the actual management and operating expenses for the preceding calendar year and Lessee's Proportionate Share (as hereinafter defined) of OMT Increases due to Lessor from Lessee for such calendar year ("Lessee's Expense Payment"). If Lessee's Expense Payment was in excess of Lessee's Proportionate Share, then the Lessor shall refund such excess payments to Lessee with the OMT Statement. Upon request from Lessee, Lessor shall supply Lessee with reasonable supporting data for such statement. In connection with the calculation of OMT, Lessee and/or its duly authorized representatives shall have the right, upon reasonable prior notice, to inspect and copy Lessor's books and records that relate to OMT, at Lessor's management office during regular business hours. Lessee may exercise its audit right by giving Lessor written notice of its intent to do so within thirty (30) days of receiving the OMT Statement. Pending the resolution of such dispute which dispute shall be undertaken in good faith by Lessee, Lessee shall pay the undisputed portion of Lessee's Expense Payment to Lessor and continue to pay the undisputed portion of Lessee's Expense Payments to Lessor in accordance with the terms of this Lease. Any over-billing discovered by such audit shall, unless disputed by Lessor in good faith, be paid by Lessor to Lessee within thirty (30) days after Lessor's receipt of a copy of Lessee's audit. If an overstatement of charges exceeds five percent (5%) of the sum previously billed to Lessee by Lessor, Lessor shall reimburse for all reasonable out-of-pocket expenses of such audit.

        Sums due under this Section 503 shall be apportioned and pro-rated for any portion of the year for which this Lease shall be in force. Upon expiration or termination of this Lease, said apportionment shall be made on the basis of the prior year's payments under Section 503 and this sum shall be due and payable upon termination or expiration of the Lease. Within thirty (30) days from the time actual statements respecting payments under Section 503 are submitted by Lessor to Lessee after the expiration or termination of the term of this Lease, the apportionment referred to above shall be adjusted according to said actual statements.

        504. OMT shall include, but shall not be limited to, all expenses incurred by Lessor in connection with the operation, maintenance and repair of the Building of which the Demised Premises are a part, the equipment, adjacent walks, landscaped areas and including but not limited to salaries, wages, medical, surgical and general welfare benefits (including group life insurance) and pension payments, payroll taxes, workmen's compensation, uniforms and dry cleaning thereof for employees of Lessor actually engaged in the operation, maintenance and ordinary repair of the Building and not above the grade of building manager (to the extent not covered by any management fee); the cost of all utility charges, real estate taxes and assessments, the cost of all charges for fire and extended coverage, rent, earthquake casualty, war risk insurance (if obtainable from the United States government) and of liability insurance for the Building to the extent that such insurance is required to be carried by Lessor under any superior Lease or superior mortgage or if not required under any superior Lease or superior mortgage then to the extent such insurance is carried by owners of buildings comparable to the Building; and other services with independent contractors for costs otherwise includable in OMT.

        Excluded from OMT shall be the following: (a) depreciation (except as provided above); (b) interest on an amortization of debts; (c) leasehold improvements including redecorating made for tenants of the Building; (d) refinancing costs; (e) the cost of an item included in the definition of OMT to the extent that such cost is reimbursed by an insurance company or a condemnor or a tenant (except as a reimbursement of OMT) or any other party; (f) except for reasonable deductibles, any amount paid or incurred by Lessor for the restoration of or repairs to any portion of the Building damaged or destroyed by fire or other casualty or other structural repairs and replacements; (g) commissions for leasing any space within the Building; (h) advertising and promotion; (i) all costs related to the preparation of any portion of the Building for occupancy by a tenant; (j) debt service; (k) income and franchise taxes; (l) Lessor's everyday administrative and corporate overhead; (m) the cost of repairs caused by Lessor's negligence; (n) all penalties and costs incurred by Lessor due to its or any third party's negligence; (o) costs covered by the management fee; (p) payments for rented equipment, the cost of which equipment would constitute a capital expenditure if the equipment were purchased; and (q) capital expenditures, meaning those expenditures which in accordance with federal income tax regulations are not fully chargeable to current account in the year the expenditure is incurred. The total OMT charged to all tenants may not be greater than the actual total OMT. OMT will include only the costs actually incurred and paid for by Lessor. No cost shall be included more than once in OMT or in any other charge made to Lessee under this Lease.

        505. The term "Year" or "Years" or "Lease Year" or "Lease Years" refers to the consecutive one year periods beginning with the Commencement Date of this Lease.

        506. All sums which Lessee in any of the provisions of this Lease assumes or agrees to pay, or which Lessee agrees are to be at the expense of Lessee, are deemed and considered to be rent, and in the event of non-payment thereof, Lessor shall have all of the rights and remedies provided for herein and by law, in the case of non-payment of rent.

        507. Rent and all sums which Lessee in any of the provisions of this Lease agrees to pay Lessor shall be paid without notice or demand (except where notice or demand is required by the terms of this Lease), and without abatement, deduction or set off, in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts to Lessor at 111 South Independence Mall East, Suite 100, Philadelphia, PA 19106, or to such other person or place as Lessor shall from time to time designate by giving notice thereof to Lessee as in this Lease provided.

ARTICLE VI.  LESSOR'S SERVICES

        601. So long as Lessee is not in default under any of the provisions of this Lease, Lessor shall:

               (a) provide elevator facilities on business days, Monday thru Friday, from 7 A.M. to 8 P.M. and on Saturdays from 8 A.M. to 1 P.M.

               (b) furnish heat to the Demised Premises, designed to maintain an indoor condition of 68o-72o F, on business days, Monday thru Friday, from 7 A.M. to 8 P.M. and on Saturdays from 8 A.M. to l P.M.;

               (c) furnish air-conditioning to the Demised Premises, designed to maintain an indoor condition of 68o-72o F on business days Monday thru Friday, from 7 A.M. to 8 P.M. and on Saturdays from 8 A.M. to l P.M.;

               (d) Clean or cause the Demised Premises to be kept clean in accordance with the description of janitorial specifications listed in Exhibit E attached hereto and made a part hereof, provided the same are kept in order by Lessee;

               (e) furnish a reasonable amount of electricity, as Lessor may determine for normal office use in the Demised Premises, with a capacity of ten
(10) watts per square foot, Monday thru Friday, from 7 A.M. to 8 P.M. and on Saturdays from 8 A. M. to 1 P.M.;

               (f) furnish a directory with names of tenants of the Building on the first floor or lobby of the Building.

               (g) Lessor will provide utility services to the Data Center and to the area occupied by the data support center personnel (1,967 sq. ft.). The Data Center will be operated twenty-four (24) hours per day, seven days per week. The Data Center shall be sub-metered and Lessee will pay to Lessor the difference between Lessee's actual usage and Lessor's normal cost if the space were being used as typical office space, which is $1.00/square foot. Lessee will be billed quarterly for the data center utility services as well as for after hours usage of the support personnel space. Per Exhibit A Lessor will also install meters in appropriate areas, prior to buildout (at Lessor's expense). Lessee will be billed for actual after hours usage in these areas on a quarterly basis.

               (h)    Deleted.

               (i) Lessor shall repair, replace and maintain the structural elements and mechanical systems of the Building and Demised Premises including, but not limited to, the roof, exterior walls, foundation and under-flooring, sewer, electrical and HVAC, and excluding any equipment relating solely to the Data Center.

               (j) Lessor shall furnish all other standard utility services to the Demised Premises including sewer and water in reasonably adequate quantities of hot and cold water for ordinary lavatory, drinking and kitchen purposes.

        602. If, in Lessor's reasonable judgment, the Lessee shall at any time during the term of this Lease:

               (a) use any utility, such as electricity or water in an extravagant or unreasonable manner, Lessee shall pay to Lessor within thirty
(30) days of receipt of written notice from Lessor, the excess of the amount of said utility normally provided Lessee which charge shall not be in excess of the rates which may be charged to Lessor by the utility companies supplying the same.
               (b) require removal of refuse and rubbish from the Demised Premises in an amount greater than that customary and reasonable for normal office use during the course of rendering cleaning service, the cost of removal of said refuse and rubbish shall be paid by Lessee to Lessor as additional rent on demand.

        603. If Lessee provides any cleaning services at its own expense, the same shall be done in a manner satisfactory to Lessor and no persons other than those approved by Lessor shall be permitted to enter the Demised Premises or the Building for such purposes.

        604. Lessor may, without liability or responsibility to Lessee, from time to time, suspend the operation of the heating, air-conditioning, elevator, plumbing and electrical systems, or any services required to be rendered to Lessee under this Lease, when such suspension shall become necessary by reason of strike, accident, emergency, or any other cause beyond Lessor's control, or at such time as in the judgment of Lessor, repairs, alterations, replacements or improvements thereto are required to be made, provided there is not an unreasonable interference with the conduct of Lessee's business. To the best of Lessor's ability, there shall be no interruption of power to the OSI 24/7 Data Center.

ARTICLE VII.  MISCELLANEOUS COVENANTS OF LESSEE

        701.  Lessee shall:

               (a) Pay Rent and all of the sums due under this Lease.

               (b) Keep the Demised Premises (with the exception of the structural and mechanical portions of the Demised Premises) in good order and repair, reasonable wear and tear throughout the Lease Term. Lessee will be responsible for payment for any necessary repairs to Demised Premises necessitated by the acts of Lessee, its employees, agents and invitees reasonably deemed to be excess of reasonable wear and tear.

               (c) Peaceably deliver up and surrender possession of the Demised Premises at the expiration or sooner termination of this Lease, in the same condition in which Lessee has agreed to keep the same during the continuance of this Lease, broom clean, reasonable wear and tear excepted and at such time promptly deliver to Lessor or its Agent all keys for the Demised Premises.

               (d) Comply promptly with all laws and ordinances and other notices, requirements, orders, regulations and recommendations of any and all Federal, State, County, Municipal, and/or other authorities and of the Board of Fire Underwriters and any insurance organizations or associations, and/or companies, with respect to Lessee's conduct or use of the Demised Premises, and on ten (10) days prior demand, pay to Lessor, as additional rent, any and all increases in premiums on insurance (hazard and liability) now or hereafter carried by Lessor on the Demised Premises, Land or Building, which increases are caused in any way by the occupancy of Lessee or by Lessee's breach of any of the provisions of this Lease.

               (e) Use every reasonable precaution against fire, or other casualty.

               (f) Give to Lessor prompt written notice of any accident, fire, casualty or damage occurring on or to the Demised Premises, and of any defects in the apparatus in the Demised Premises.

               (g) Request Lessor to repair or replace all electric lamps, lights, bulbs, glass windows or fixtures in the Demised Premises, as from time to time shall be necessary, and to pay the actual cost thereof to Lessor upon demand as additional rent. Lessee shall only pay the cost of glass, windows or fixtures if same are broken due to negligence of Lessee, Lessee's servants, invitees or employees.

               (h) Within thirty (30) days after request therefor by Lessor, deliver to Lessor in recordable form a certificate to such person as Lessor may designate certifying (if such be the case) that this Lease is in full force and effect and that there are no alleged defaults by Lessor hereunder or stating those claimed by Lessee.

               (i) Close all windows, lock all doors and turn out all lights in the Demised Premises before leaving the Demised Premises unoccupied.

               (j) Deleted.

               (k) Cause all occupants of the Demised Premises to conduct themselves in such manner as shall not be deemed improper or objectionable by Lessor.

        702. Lessee shall not perform or permit any of the following acts to be performed by Lessee or its agents, employees or invitees without the written consent of the Lessor first had and obtained:

               (a) Occupy the Demised Premises in any other manner or for any other purpose than as set forth in this Lease.

               (b) Deleted.

               (c) Deleted.

               (d) Make any alterations, improvements or additions to the Demised Premises except as provided in Article XVII hereof.

               (e) Use or operate any machinery that, in Lessor's reasonable opinion, is harmful to the Building or disturbing to tenants occupying other parts thereof.

               (f) Place any weights in any portion of the Building beyond the safe carrying capacity of the structure.

               (g) Manufacture any commodity.

               (h) Do or suffer to be done, any act, matter or thing objectionable to insurance companies or in violation of the provisions of any insuring policies or whereby the said insurance or any other insurance now in force or hereafter to be placed on the Demised Premises, or on the Land and Building shall become void or suspended, or whereby the same shall be rated as a more hazardous risk than at the time Lessee shall take possession of the Demised Premises or date of execution of this Lease.

               (i) Deleted.

               (j) Deleted.

               (k) Permit any odor, noise, sound or vibration which may, in Lessor's reasonable judgment, in any way tend to unreasonably impair the use of any part of the Land and Building or interfere with the business and/or occupancy of any other lessees, or make or permit any disturbances of any kind in the Building, or interfere in any way with other lessees or those having business in the Building, or allow any occupants of the Demised Premises to conduct themselves in a manner which Lessor in its reasonable opinion may deem improper or objectionable.

               (l) Deleted.

               (m) Obstruct any Common Areas, nor use the same for any purpose other than egress and ingress to and from the Demised Premises, or use the same as a waiting room or lounging place for Lessee or its employees or invitees.

               (n) Cover or obstruct any of the floors, walls, partitions, skylights, windows, doors, or transoms, which reflect or admit light into any Common Areas or any other place in the Building, excluding the Demised Premises.

               (o) Use or permit any of the toilet rooms, water closets, sinks or other apparatus or system to be used for any purpose other than those for which they were constructed, or permit any sweepings, rubbish, rags, ashes, chemicals, or refuse or other unsuitable substances to be thrown or placed therein.

               (p) Place or allow to be placed any items on the outside of the Building, on the windows, windowsills or projections thereof.

               (q) Inscribe, paint or affix or permit to be inscribed, painted or affixed any sign, advertisement or notice on any part of the Building, inside or out, unless by a sign painter approved by Lessor, and unless of such character, color, size or material, and in such place as shall first be approved by Lessor in writing, which approval shall not be unreasonably withheld.

               (r) Bring in or remove from the Building any heavy or bulky object except by experienced movers or riggers approved in writing by Lessor, it being understood that Lessee shall notify Lessor or its authorized agent or superintendent of the weight or size of the object involved and as to the time, method and manner for receiving the same; nor receive or remove from the Building any furniture or freight except during delivery hours as shall be designated by Lessor or authorized agent or building superintendent, such objects to be taken to or from the Demised Premises by elevator, unless otherwise ordered by Lessor.

               (s) Keep any animal in or about the Demised Premises.

               (t) Place any signaling, telegraphic, telephonic or other wires and instruments in the Demised Premises unless directed by Lessor as to where and how the same are to be placed, and without such direction no placement of any such apparatus shall be permitted.

               (u) Use or allow to be used on the Demised Premises any article or substance having an offensive odor, such as, but not limited to ether, naphtha, phosphorus, benzol, gasoline, benzine, petroleum or any product thereof, crude or refined earth or coal oils, flashlight powder, or other explosives, kerosene, camphene, burning fluid or any dangerous, explosive or rapidly burning matter or material of any kind.

               (v) Enter upon the roof of the Building or any adjoining buildings.

               (w) Lay or put upon the floors, any varnish, stain, paint, linoleum, oil-cloth, rubber or other air-tight covering, or fasten any articles or drill any holes, nails or screws to the walls, doors or partitions or paint, paper or otherwise cover the same or mark or break the same. Lessee, however, in the exercise of due care, shall have the right without Lessor's approval, to insert supports in the walls for the hanging of pictures and similar wall decoration.
               (x) Use electricity in the Demised Premises in excess of the capacity of any of the electrical conductors and equipment in or otherwise serving the Demised Premises nor connect any additional fixtures, appliances or equipment other than lamps, typewriters, PC type desktop computers and similar small office machines to the Building electric distribution system or make any alteration or addition to the electric system of the Demised Premises. In addition to normal usage, dedicated 110-volt lines shall be provided for a facsimile machine and the modem from Lessee's computer service.

               (y) Use any part of the Demised Premises as sleeping rooms or apartments.

               (z) Use or occupy the Demised Premises or permit or suffer the same to be used or occupied in violation of the use regulation permit or statement of occupancy issued for said building or in violation of any statute, ordinance or any requirement of any public authority.

Lessor represents that Lessee's allowed use under Article III is and will remain permitted under such statutes, ordinances and requirements and under applicable private building and use restrictions. In the event that any public authority shall hereafter at any time contend and/or declare by notice, violation, order or in any other manner whatsoever that the Demised Premises are used for a purpose which is a violation of such permit, statement of occupancy, statute, ordinance or other requirement, Lessee shall, upon five (5) days written notice from Lessor, immediately discontinue such use of said Demised Premises.

               (aa) Attach any awnings, antennae or other projection to the roof or outside walls of the Demised Premises or of the Building.

               (bb) Execute or deliver any financing or security agreement of any kind that may be considered a lien upon the Demised Premises, excluding Lessee's trade fixtures, or the Land and Building.

ARTICLE VIII. RIGHTS RESERVED TO LESSOR

        801. Lessor shall have the right, but shall be under no obligation, to do the following things (at any time or times and from time to time) in or about the Demised Premises and the Land or Building:

               (a) At any time or times make such rules and regulations as in its reasonable judgment may from time to time be necessary for the safety, care and cleanliness of the Demised Premises, Land or Building, and for the preservation of good order therein. Such rules and regulations shall when notice thereof is given to Lessee, form a part of this Lease.

               (b) Discontinue all facilities furnished and services rendered by Lessor or any of them, not expressly covenanted for herein, it being understood that they constitute no part of the consideration for this Lease.

               (c) Control and prevent access to any part of the Building or Land by all persons whose presence in the judgment of Lessor, or Lessor's employees, will be prejudicial to the safety, character, reputation or interest of the Building and its respective lessees.

               (d) Prevent access to the Building by any person during any invasion, mob riot, public excitement or other commotion within the immediate area of the Building, by closing the doors or otherwise.

               (e) During other than business hours, refuse access to the Building to any persons unless any such persons seeking admission is known by the watchman or other person in charge of the security of the Building to have the right to enter the Building or the Demised Premises, or unless such person is properly identified and produces a key to the Demised Premises.

               (f) Prescribe the method and manner in which any merchandise, furniture or heavy or bulky objects shall be brought in or taken out of the Building and the hours when the same shall be done as well as the right to limit and prescribe the weight, size and proper position thereof.

               (g) Suspend any utility or other service to be rendered to or for Lessee under the provisions of this Lease by reason of events occurring as set forth in Section 604 hereof.

               (h) Deleted.

               (i) Make alterations or additions to the Building or build adjoining the Building provided there is not an unreasonable interference with the conduct of Lessee's business.

               (j) Change the arrangement and/or location of or to regulate or eliminate the use of all entrances, passageways, doors, doorways, corridors and any other Common Areas in the Land or Building, whether or not connecting with any concourse, subway, garage, railroad station or any other building, and all such elevators, stairs, toilets, and other public conveniences in the Building, as are in each case not a part of the Demised Premises hereby demised;

               (k) Deleted.

               (l) Enter and go upon the Demised Premises and every part thereof by itself or its duly authorized agents, at reasonable times. Access shall be provided for Lessor to Lessee's Demised Premises only upon reasonable notice and at reasonable times except in the event of an emergency.

               (m) To inspect the Demised Premises and every part thereof and to make decorations, repairs, alterations and additions thereto and to the Building and to run such wires, utility systems or appurtenances thereto and in connection with the foregoing to take such material into and upon the Demised Premises that may be required therefor, all as Lessor shall deem necessary for the safety, improvement, preservation or restoration of the Building, or the Demised Premises, or for the safety or convenience of the present or future occupants thereof.

               (n) To exhibit the Demised Premises to parties desiring to rent or Lease the same, or to any prospective purchasers of the Building or any other parties having an interest or prospective interest therein.

               (o) To render any services to the Building or tenant or occupant thereof, or exercise any rights of Lessor under the provisions of this Lease, provided the same do not interfere with Lessee's use of the Demised Premises.

               (p) To take possession of the Demised Premises and alter, renovate and redecorate the same if at any time within one month prior to the expiration of this Lease, Lessee has removed all or substantially all of Lessee's property therefrom.

               (q) Lessor agrees not to Lease or to have any remaining space in the existing Building to be utilized for medical/physician offices.

ARTICLE IX.      COVENANT OF QUIET ENJOYMENT

        901. Lessor warrants that it has the power and authority to enter into this Lease and so long as Lessee keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Lessee to be kept and performed, Lessee shall quietly enjoy the Demised Premises without hindrance or molestation by Lessor or by any person claiming under Lessor, subject nevertheless to all of the covenants, agreements, terms, provisions and conditions of this Lease.

ARTICLE X.  WAIVER OF SUBROGATION, INDEMNIFICATION AND PUBLIC
                LIABILITY INSURANCE

        1001. Lessee shall indemnify and save harmless Lessor against and from liabilities, obligations, damages, penalties, claims, costs, charges and expenses which may be imposed upon or incurred by or asserted against the other party by reason of:

               (a) Loss of life, personal injury and/or damage to property occurring in or about, or arising out of the negligent use of the Demised Premises or occasioned wholly or in part by reason of any negligent act or omission of Lessee, its agents, contractors, invitees or employees.

               (b) Any failure on the part of Lessee to keep, observe and perform on the terms, covenants, agreements, conditions or limitations contained in this Lease which on Lessee's part are to be kept, observed and performed.

        1002. Lessor shall indemnify and save harmless Lessee against and from liabilities, obligations, damages, penalties, claims, costs, charges and expenses which may be imposed upon or incurred by or asserted against the other party by reason of:

               (a) Loss of life, personal injury and/or damage to property occurring in or about, or arising out of the negligent use of the Demised Premises or occasioned wholly or in part by reason of any negligent act or omission of Lessor, its agents, contractors, invitees or employees.

               (b) Any failure on the part of Lessor to keep, observe and perform on the terms, covenants, agreements, conditions or limitations contained in this Lease which on Lessor's part are to be kept, observed and performed.

        1003. Lessee shall keep in force at its own expense public liability insurance, with a minimum "Single Limit" of $1,000,000, and Lessee will further deposit the policy or policies of such insurance, or certificates thereof, with Lessor. Said policy or policies of insurance or certificates thereof shall have attached thereto an endorsement that such policy shall not be canceled without at least thirty (30) days prior written notice to Lessor and that no act or omission of Lessee shall invalidate the interest of Lessor under said insurance.

        1004. Lessor and Lessee hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property and the Demised Premises covered by any insurance then in force, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible. Lessor and Lessee hereby agree that their respective insurance policies shall contain a waiver of sub-rogation clause. Lessor shall, as an operating expense, maintain on the Demised Premises and the Building a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements, to the extent of at least one hundred percent (100%) of full replacement value. These insurance requirements shall not be inconsistent with the appropriate coverages that may be required by Lessor's mortgagee. Proper evidence of insurance coverage shall be made available by either Lessor or Lessee to the other upon demand.

ARTICLE XI.  WAIVER OF CLAIMS

        1101. Lessee and Lessor agree that Lessee shall be responsible for its own acts or omissions and the acts or omissions of its agents, servants or employees, and Lessor shall be responsible for its own acts or omissions and the acts or omissions of its agents, servants or employees.

ARTICLE XII.  CONDEMNATION

        1201. Lessee hereby waives any loss or damages or claims therefor resulting from the exercise of the power by eminent domain of any governmental or other party exercising the same, whether such loss or damage result from condemnation of part or all of the Demised Premises or any portion of the Land or Building, except that Lessee may claim against the condemning authority any damages for any loss payable to tenants or lessees, provided it does not reduce or diminish Lessor's award for the Land or Building.

        1202. In the event substantially all of the Demised Premises shall be taken as a result of the exercise of the power of eminent domain, this Lease shall terminate as of the date of said taking and rent shall be apportioned as of said date. If only a part of the Demised Premises shall be so taken, and sufficient area remains to allow Lessee to properly perform its normal business functions, and this Lease is not terminated by Lessor or Lessee as hereinafter provided, the rent shall be abated in proportion to the area so taken, as of the date thereof.

        1203. In the event any part of the Land and Building shall be taken as a result of the exercise of the power of eminent domain and such taking interferes with the conduct of Lessee's business, in Lessee's sole reasonable judgment, Lessor or Lessee may terminate this Lease by giving notice thereof to the other party within sixty (60) days after the date of said taking and in such event this Lease shall thereupon terminate and rent shall be apportioned as of the date of said termination. Lessor covenants that it will give immediate notice to Lessee of any proceedings of eminent domain concerning the Demised Premises and immediate notice of any taking in whole or in part of the Premises or the Demised Premises.

        1204. If the Demised Premises or the Building are declared unsafe by any duly constituted authority having the power to make such determination, or are the subject of a violation notice or notice requiring substantial repair or reconstruction, Lessor at its option, may terminate this Lease, and in such event, Lessee shall immediately surrender the Demised Premises to Lessor and thereupon this Lease shall terminate and the rent shall be apportioned as of the date of such termination. It is agreed, however, that if the Building is unsafe or subject of a violation or notice requiring repair or reconstruction due to the negligent acts or omissions of Lessor, its agents or employees or it is attributed to the fact that Lessor did not maintain or repair the Building in accordance with the usual standards, Lessor shall be liable for damages which Lessee may incur therefrom.

ARTICLE XIII.  DAMAGE OR DESTRUCTION

        1301. If the Demised Premises shall be damaged by the elements or fire or other casualty, not due to Lessee's negligence, which are not thereby rendered untenantable or unfit for the conduct of Lessee's business in whole or in part, Lessor shall cause such damage to be repaired and the rent shall not be abated. If by reason of such occurrence, the Demised Premises shall be rendered untenantable or unfit for the conduct of Lessee's business (in Lessee's sole reasonable judgment) only in part, Lessor shall cause the damage to be repaired and Rent shall be abated proportionately as to the portion of the Demised Premises rendered untenantable. If the Demised Premises shall be rendered wholly untenantable or unfit for the conduct of Lessee's business (in Lessee's sole reasonable judgment) by reason of such occurrence, the Lessor shall cause such damage to be repaired and rent meanwhile shall be abated in whole provided, however, that Lessor or Lessee shall have the right, to be exercised by notice in writing delivered to the other party within sixty (60) days from and after said occurrence to terminate this Lease and the tenancy hereby created shall cease as of the date of said occurrence and the rent to be adjusted as of said date.

        1302. If the Building shall be substantially damaged by elements of fire or other casualty, Lessor or Lessee shall have the right, to be exercised by notice in writing delivered to the other party within sixty (60) days from and after said occurrence to terminate this Lease, and in such event, this Lease and the tenancy created shall cease as of the date of termination, unless termination as of the date of said occurrence in accordance with Section 1301 hereof, the rent to be adjusted as of the said date of termination.

ARTICLE XIV AND ARTICLE XV.  (Deleted)

ARTICLE XVI.  RULES AND REGULATIONS

        1601. Reasonable rules and regulations dealing with the Land, Building and various lessees thereof and additions, alterations or modifications of said rules and regulations may from time to time be made by Lessor and be deemed a part of this Lease and shall be effective when written notice thereof is given to Lessee.

ARTICLE XVII.  ALTERATIONS BY LESSEE AND TRADE FIXTURES

        1701. Except as otherwise provided herein, Lessee shall not do any work in or about the Demised Premises or make any alterations or additions thereto without the prior written consent of Lessor, which consent shall not unreasonably be withheld. Notwithstanding the foregoing, Lessee may make alterations that cost less than Ten Thousand Dollars ($10,000) and that do not require a building permit without Lessor's consent. All work consented to by Lessor, to be done or performed in or about the Demised Premises by Lessee, shall be at Lessee's cost and expense and in accordance with such plans and specifications to be prepared by and at the expense of Lessee, which shall first be subject to Lessor's approval as well as the identity of all contractors, sub-contractors and material men providing labor or material for said work. Lessor shall require for work requiring its consent a guarantee by each of Lessee's prime contractors and materialmen for the benefit of Lessor, Lessee and such other parties as Lessor shall designate that all work performed and materials and equipment furnished by such contractors will conform to the requirements of the plans and specifications as to the kind, quality, function of equipment and characteristics of material and workmanship and will remain so for a period of at least one year from the date that the work has been completed, and in the event any deficiency, defects, faults or imperfections of materials, equipment or workmanship shall appear prior to the expiration of such period, the contractor, upon receiving written notice thereof from Lessor or Lessee will immediately correct and repair the same at the expense of such contractor; said guaranties to be effective whether or not any part of the aforesaid work has been subcontracted by the contractor.

        1702.  Deleted.

        1703. In the event any labor, materials or equipment are furnished to Lessee with respect to which any mechanic's or materialman's lien might be filed against the Demised Premises or the Land and Building, Lessee shall, take such other appropriate action prior to the furnishing of such labor, materials or equipment to assure that no such lien may be filed and pay, when due all sums of money that may become due for any such labor, materials or equipment and to cause any such lien to be fully discharged and released promptly upon receiving notice thereof.

        1704. Any consent by Lessor permitting Lessee to do any or cause any work to be done in or about the Demised Premises shall be and hereby is conditioned upon Lessee's work being performed by workmen and mechanics working in harmony and not interfering with labor employed by Lessor, Lessor's mechanics or their contractors or by any other tenant or their contractors. If at any time any of the workmen or mechanics performing any of Lessee's work shall be unable to work in harmony or interfere with any labor employed by Lessor, other tenants or their respective mechanics and contractors, then the permission granted by Lessor to Lessee permitting Lessee to do or cause any work to be done in or about the Demised Premises, may be withdrawn by Lessor upon forty-eight (48) hours written notice to Lessee. Lessee shall be permitted to continue with such work in a manner or at a time when doing so shall not cause such interference.

        1705. With the exception of Lessee's trade fixtures any alterations, improvements and additions made by Lessee shall remain upon the Premises at the expiration and early termination of this Lease and shall become the property of Lessor, unless Lessor shall prior to the termination of this Lease, have given written notice to Lessee to remove the same, in which event Lessee shall remove such alterations, improvements and additions and restore the Premises to the same good order and condition in which they were at the commencement of this Lease. Should Lessee fail to do so, Lessor may do so, and the cost and expense thereof shall be paid by Lessee to Lessor as additional rent. Lessee agrees that the Lessee's Data Center build out, per Exhibit A-1 is the property of the Lessor and Lessee shall be responsible for the maintenance, repair and operation of the Data Center.

ARTICLE XVIII.  Deleted.

ARTICLE XIX.  NOTICES

        1901. If there be more than one Lessee, any notice or demand given by or to any one thereof shall have the same force and effect as if given by or to all. Any notice or demand given by Lessor to Lessee shall be in writing and may be served by leaving the same on the Demised Premises, and personally delivered or forwarded by certified mail, postage prepaid, addressed to Lessee as follows:

                              Open Solutions, Inc.
                             455 Winding Brook Drive
                              Glastonbury, CT 06033
                              Attn: ______________

or such other address as Lessee may from time to time designate by written notice to Lessor. Any notice or demand to be given by Lessee to Lessor shall not be deemed to have been duly given or served unless in writing and forwarded by certified mail, postage prepaid, addressed to Lessor as follows:

                           WB Development Partnership
                        111 South Independence Mall East
                                    Suite 100
                        Philadelphia, Pennsylvania 19106
                     Attn: Joseph Pacitti - General Partner

or such other address or addresses as Lessor may from time to time designate by written notice to Lessee.

ARTICLE XX.  EVENTS OF LESSEE'S DEFAULT

        2001. The occurrence of any of the following shall constitute an event of default ("Event of Default") hereunder:

               (i) Deleted.

               (ii) The filing of a petition by or against Lessee for adjudication as a bankrupt or insolvent, or for its reorganization or for the appointment of a receiver or trustee of Lessee's property and the same is not dismissed within one hundred twenty (120) days; an assignment by Lessee for the benefit of creditors; or the taking possession of the property of Lessee by any governmental officer or agency pursuant to statutory authority for the dissolution or liquidation of Lessee.

               (iii) Failure of Lessee to pay when due any installment of rent hereunder or any such other sum herein required to be paid by Lessee.

               (iv) Lessee's removal or attempt to remove, or manifesting an intention to remove Lessee's goods or property from or out of the Demised Premises otherwise than in the ordinary and usual course of business without having first paid and satisfied Lessor for all rent which may become due during the entire term of this Lease except as provided in this Lease.

               (v) Lessee's failure to perform any other covenant or condition of this Lease within thirty (30) days after receiving written notice and demand, unless the failure is of such a character as to require more than thirty (30) days to cure, in which event Lessee's failure to proceed diligently to cure such failure shall constitute an event of default.

               (vi) Deleted.

               (vii) Deleted. [Not applicable.]

               (viii) Deleted. [Not applicable.]

ARTICLE XXI.  RIGHTS OF LESSOR UPON DEFAULT BY LESSEE

        2101. Deleted.

        2102. Deleted.

        2103. Lessor may decorate or make repairs, changes, alterations or additions in or to the Demised Premises to the extent deemed by Lessor desirable or convenient, and the reasonable cost of such decoration, repairs, changes, alterations or additions, shall be charged to and be payable by Lessee as additional rent hereunder, as well as any reasonable brokerage and legal fees expended by Lessor, and any sums collected by Lessor from any new tenant obtained on account of the Lessee shall be credited against the balance of rent due hereunder as aforesaid.

        2104. At any time after any Event of Default shall occur and remain uncured, Lessor, at its option, may serve notice upon Lessee that this Lease and the then unexpired term hereof shall cease and expire and become absolutely void on the date specified in such notice, to be not less than five (5) days after the date of such notice, and thereupon, and at the expiration of the time limited in such notice this Lease and the term hereof granted, as well as all of the right, title and interest of the Lessee hereunder, shall wholly cease and expire and become void in the same manner and with the same force and effect (except as to Lessee's liability) as if the date fixed in such notice were the date herein specified for expiration of the term of this Lease. Thereupon, Lessee shall immediately quit and surrender to Lessor the Demised Premises, and Lessor may enter into and repossess the Demised Premises by summary proceedings, detainer, ejectment or otherwise, and remove all occupants thereof and, at Lessor's option any property thereon without being liable to indictment, prosecution or damages therefor.

        2105. In the event of termination of this Lease pursuant to provisions of Section 2104 hereof, Lessee shall pay to Lessor all rental and other charges payable hereunder due and unpaid to the original date of termination, as if the same had not been terminated, but subject to Section 2103 hereof. In the event any judgment has been entered against Lessee for any amount in excess of the total amount required to be paid by Lessee to Lessor hereunder, then the damages assessed under said judgment shall be re-assessed and a credit granted to the extent of such excess.

        2106.  Deleted.

ARTICLE XXII.  LESSOR'S DEFAULT AND LESSEE'S REMEDIES UPON DEFAULT
        BY LESSOR

        2201. In the event Lessor shall fail to perform or observe any term, covenant or condition of Lessor under the terms of the Lease after thirty (30) days' written notice from Lessee of such failure or, if such failure is not capable of being cured within such thirty (30) day period then if Lessor shall fail to commence to cure such default within such thirty (30) day period and diligently pursue such cure to completion thereafter, then Lessee shall have the right, but not the obligation, to perform such obligation of Lessor and to charge the cost thereof to Lessor, provided that Lessee shall have the right to perform such obligation of Lessor immediately and without notice in the case of an emergency or material interference with Lessee's ability to use the Demised Premises.

        In case Lessee shall retain an attorney to enforce the provisions of this Lease or because of the breach of any covenants herein contained on the part of Lessor to be kept or performed, Lessor shall pay to Lessee all expense incurred therefor, including reasonable attorneys' fees.

        In the event of a breach or threatened breach by Lessor of any of its obligations under this Lease, Lessee shall have the right of injunction. The special remedies to which Lessee may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Lessee may lawfully be entitled at any time, and Lessee may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

ARTICLE XXIII.  CUSTOM AND USAGE

        2301. Any law, usage or custom to the contrary notwithstanding, Lessor shall have the right at all times to enforce the covenants and conditions of this Lease in strict accordance with the terms hereof and, notwithstanding any conduct or customs on the part of the Lessor in refraining from so doing at any time or times. The failure of Lessor at any time or times to enforce its rights under said covenants and provisions strictly in accordance with the same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions and covenants of this Lease or as having in any way or manner modified or waived the same.

ARTICLE XXIV.  SCOPE AND INTERPRETATION OF AGREEMENT

        2401. This Lease shall be considered to be the only agreement between the parties hereto pertaining to the Demised Premises. All negotiations and oral agreements acceptable to both parties are included herein. The laws of the State of Connecticut shall govern the validity, interpretation, performance and enforcement of this Lease.

ARTICLE XXV.  CAPTIONS

        2501. Any headings preceding the text of the several Articles and subparagraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this Lease, nor shall they affect its meaning, construction or effect.

ARTICLE XXVI.  SEVERABILITY

        2601. In the event any provision(s) of this Lease is or are held to be invalid, the same shall not affect the remaining provisions of this Lease, which shall continue in full force and effect.

ARTICLE XXVII.  PARTIES, SUCCESSORS AND ASSIGNS

        2701. The term "Lessee" shall refer to each and every person or party mentioned as a lessee herein, be the same one or more. If there shall be more than one lessee, they shall be bound jointly and severally by all of the terms, covenants and agreements of this Lease and any notice required or permitted by the terms of this Lease may be given by or to anyone thereof and shall have the same force and effect as if given by or to all.

        2702. The term "Lessor" as used in this Lease shall refer to the owner of Lessor's estate in the Land and Building, only for the time being. Lessor shall be and is hereby relieved of all covenants and obligations of Lessor hereunder after the date of transfer of Lessor's estate in the Land and Building, and it shall be construed without further agreement between the parties that the transferee has assumed and agreed to carry out any and all covenants and obligations of Lessor hereunder during such time as said transferee shall own or hold Lessor's estate or interest in the Land and Building. The provisions of this Article XXVI shall apply to each successive transfer of Lessor's interest or estate in said Land and Building. The liability of the Lessor under this Lease shall be and hereby is limited to its interest in the Land and Building and insurance maintained on Land and Building and no other assets of Lessor shall be affected by reason of any liability which Lessor may have to Lessee or to any other person by reason of the execution of this Lease, or acquisition of Lessor's interest in the Land and Building of this Lease.

        2703. Subject to the provisions of 2602 hereof, all rights, obligations and liabilities hereupon given to or imposed upon the respective parties hereto shall extend to and bind the several and respective successors, sublessees, and assigns of said parties.

ARTICLE XXVIII.  ADDITIONAL PROVISIONS

        2801. It is agreed between the parties of this Lease that Lessee will accept such space as indicated on Exhibit A and A-1. It is agreed between the parties of this Lease that the area comprising the Demised Premises shall constitute Exhibit A to this Lease.

        2802. Lessee shall execute such subordination agreements as Lessor's lender(s) may require in a form reasonably acceptable to Lessee within fifteen
(15) days following Lessor's request. As a condition to the effectiveness of this Lease, Lessor shall provide Lessee with a non-disturbance agreement acceptable to Lessee from any current holder of a mortgage on the Building or Land.

        2803. Expansion Option. Lessor shall grant Lessee the ongoing right of first offer on any additional space that may become available in the Building. Lessee shall exercise this option by responding in writing, within ten (10) days of receiving written notification from Lessor that space is available. The rental rate for expansion space shall coincide with rate for existing Demised Premises. Lessor also grants Lessee an ongoing right of first refusal for space that becomes available on the second floor only. Within ten (10) days of receiving written notification of Lessor's receipt of a written offer to lease such space, Lessee shall exercise this right of first refusal by notifying Lessor that it will match the prospective tenant's offer.

        2804. Signage. Lessee will be provided signage on the exterior of the Building subject to Lessor's and the Town of Glastonbury's approval. Signage will also be made available on the interior lobby directory as well as at Lessee's individual entrance doors.

        2805. Right to Assign or Sublease. Lessee may sublease or assign all or any portion of the Premises upon receipt of Lessor's consent, which consent shall not be unreasonably withheld or denied. Notwithstanding the foregoing, Lessee may assign all or part of this lease, or sublease all or a part of the Premises without Lessor's consent, to:

               (a) any entity that has the power to direct Lessee's management and operation, or any entity whose management and operation is controlled by Lessee;

               (b) any entity controlled by Lessee;

               (c) any corporation in which or with which Lessee, its corporate successors, or assigns, is merged or consolidated, in accordance with applicable statutory provisions for merger or consolidation of corporations, so long as the liabilities of the corporations participating in such merger or consolidation are assumed by the corporation surviving such merger or created by such consolidation;

               (d) any entity acquiring this lease and a substantial portion of Lessee's assets; or

               (e) any corporate successor to a successor corporation becoming such by either of the methods described in (c) or (d), so long as on the completion of such merger, consolidation, acquisition, or assumption, the successor has a net worth no less than Lessee's net worth immediately prior to such merger, consolidation, acquisition, or assumption.

        2806. Brokerage. Lessor and Lessee acknowledge that CB Richard Ellis-NE Partners, LP is the sole real estate broker involved in this transaction. Broker is to be paid a real estate commission by Lessor per a separate agreement.

        2807.  Lessor warrants and represents that:

               (a) Lessor has fee simple title to the Building and the Land.

               (b) There are no easements, covenants, restrictions or other encumbrances of record that will interfere with Lessee's ability to use the Demised Premises for their intended use.

               (c) No zoning law or other legal requirement prohibits the use of the Demised Premises for the purposes allowed under this Lease.

               (d) The parking and other common areas appurtenant to the Demised Premises are legally useable for the purposes intended and the number and size of the parking spaces satisfy all applicable legal requirements.

               (e) The Demised Premises are adequately served by all necessary utilities and sewerage facilities.

               (f) Lesser has full authority to enter into this Lease, and no other person, firm or corporation need join in the execution of this Lease to make the Lessor's execution complete or appropriate.

               (g) At the time Lessee takes possession of the Demised Premises, the Demised Premises, the Building, and the Land will be in compliance with all laws, ordinances and regulations, including the Americans with Disabilities Act and Environmental Laws. Except with respect to the activities of Lessee on the Demised Premises, Lessor shall be solely responsible for compliance with Environmental Laws. As used herein "Environmental Laws" means any and all Federal, State, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, guidelines, policies or requirements of any governmental authority regulating or imposing standards of liability or standards of conduct (including common law) concerning air, water, solid waste, Hazardous Materials, worker and community right-to-know, hazard communication, noise, radioactive material, resource protection, subdivision, inland wetlands and watercourses, health protection and similar environmental, health, safety, building, land use, and local government concerns as may now or at any time hereafter be in effect. Such laws include, but are not limited to, the Resource Conservation and Recovery Act, the Superfund Amendments and Reauthorization Act, the Occupational Safety and Health Administration and Regulations, the Comprehensive Environmental Response, Compensation, and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Federal Insecticide Fungicide and Rodenticide Act, the Clean Water Act, the Safe Drinking Water Act, and title 22a of the Connecticut General Statutes, all as amended and effective on the date hereof. As used herein, "Hazardous Materials" means any petroleum, petroleum products, waste oil, fuel oil, explosives, reactive materials, ignitable materials, corrosive materials, hazardous chemicals, hazardous wastes, hazardous substances, extremely hazardous substances, toxic substances, toxic chemicals, radioactive materials, infectious materials and any other element, compound, mixture, solution or substance which may pose a present or potential hazard to human health or the environment.

        2808. Upon either party's request, the parties agree to execute and acknowledge a statutory notice of lease in recordable form.

        IN WITNESS WHEREOF, the parties have caused these presents to be duly executed as a sealed instrument as of the day and year first above written.

                                     LESSOR

Witness/Attest:                      WB DEVELOPMENT PARTNERSHIP



                                     /s/ Joseph Pacitti
                                     -------------------------------------------
                                     By: Joseph Pacitti - General Partner


                                     LESSEE

                                     OPEN SOLUTIONS, INC.



                                     /s/ Carl D. Blandino
                                     -------------------------------------------
                                     By: Carl D. Blandino, Senior Vice President
                                         and Chief Executive Officer


        If Lessee is a corporation, Lease should be executed by President or Vice President. If Lessee is a partnership, all general partners should execute the Lease and if Lessee is an individual or partnership, all signatures should be witnessed.

                                   EXHIBIT "A"
                          FLOOR PLAN AND LESSOR'S WORK

BUILD-OUT SPECIFICATIONS FOR LESSEE'S SPACE:

3RD FLOOR

    -   Data Center (See Attached Exhibit A)

    - Electric Strike-plates on all main entry doors from common area and stairwells into tenant spaces

    -    Lunchroom

            -   Electrical for 2 Refrigerators

            -   Electrical for 3 Vending Machines

            -   Soundproofing in 3 perimeter walls

            -   Cabinets (upper & lower) for specified areas (See Plan)

            -   Countertops for specified areas (See Plan)

            -   Dishwasher (1)

            -   Double bowl Sink

            -   Paint

            -   Vinyl Flooring

    -    Training Center

            -   Soundproofing in all training rooms

            -   All Training Rooms & Common Areas wallpapered

            -   All Training Rooms & Common Areas carpeted

            -   Break room

                -   Countertop for specified area (See Plan)

                -   Cabinets (upper & lower) for specified area

                -   Single bowl Sink

                -   Dishwasher - Electrical for Refrigerator

                -   Electrical for Vending Machine

                -   Vinyl Flooring

    -   Senior Team Office (1)

            -   Soundproofing

            -   Wallpaper

            -   Carpeting

Page 2 of 4
Exhibit A

    -   Regular Offices (18) & Conference Rooms (4)

            -   Paint

            -   Carpeting

            - Cabinets (upper & lower) in one conference room Butler's Pantry (See Plan)

            -   Countertop in one conference room Butler's Pantry (See Plan)

            - Electrical in Butler's Pantry for undercounter fridge and coffee makers

    -   Copy Centers (2)

            -   Electrical to accommodate fax, printers and copiers

            -   Vinyl Flooring

            -   Storage (counters, lower cabinets, shelving) (See Plan)

4TH FLOOR

    -   Conference Rooms (5)

            -   Soundproofing in all conference rooms (5)

            -   Carpet in all conference rooms

            -   Main Executive conference Room will have a Prep kitchen

                  -   Prep Kitchen

                        -   Upper and lower cabinets in specified area (See
                            Plan)

                        -   Counter top in specified area (See Plan)

                        -   Vinyl Flooring

                        -   Single bowl Sink

                        -   Electrical for Refrigerator, coffee pots & microwave

                        -   Dishwasher

                        -   Soundproofing

                  -   Serving Room

                        -   Carpeting

                        -   Serving counter - lower cabinetry, countertop

                        -   Wallpapered

                        -   Soundproofing

                  -   Secondary Exec. Conference Room

                        - Butlers Pantry with Upper and Lower cabinetry, counter top

                        -   Electrical for coffee pots, under counter refrig.

                        -   Tiled floor

                        -   Soundproofing

                  -   Soundproofing in all Executive Offices (6)

    Page 3 of 4
    Exhibit A

    - Electric Strike-plates on all main entry doors from common area and stairwells into tenant spaces

    -   Wallpaper in:

           -   All Senior Team Offices (6)

           -   Two Executive Conference Rooms

           -   Lobby and Reception Area

           -   Model Bank & Theater

           -   Hallway to Executive Offices

    -   Paint all other offices and all other hallways

    -   Carpet of all offices, Conference rooms, hallways & Model Bank

    - Extend the marble foyer to the front of the model bank And into the reception area (to windows)

    -   All office doors should have lockable doors, key aligned with Master

    -   Model Bank & Theater

           - Model Bank will have a 14" (2 stairs up) entrance to the Technology Theater

           -   The Theater will have 3 Tiers of platform, 2 steps down (7" each)

               The platforms will be as seen on attached diagram (2 approx. 30'x6' and one the bottom tier will be @ 30'x12')

           -   Platform, tiers and floor will be carpeted

           -   Handrails at stair locations

           - Exterior of Model Bank to be built out as seen in Attachment "B" w/marble extended from floor up the Model Bank walls (shown in Attachment "B" as brick)

    -   Lunchroom

           -   Electrical for 2 Refrigerators

           -   Electrical for 3-4 Vending Machines

           -   Soundproofing in walls

           -   2 Dishwashers

           -   Double bowl Sink

           -   Paint

           -   Vinyl Flooring

           -   Cabinets (upper & lower) where specified (See Plan)

           -   Countertops where specified (See Plan)

    Page 4 of 4
    Exhibit A

    -   Copy Centers (2)

           -   Electrical to accommodate fax, printers and copiers

           -   Vinyl Flooring

           -   Storage (counters, lower cabinets, shelving) (See Plan)

    -   Mail Room (In Basement)

           -   Vinyl flooring

           -   Painted walls (over concrete ok)

           -   Heat/Air conditioning

           -   Electrical

           -   Remote garage door opener for deliveries

    -   Storage Areas

           -   Door locks

           -   Partitioned off from other storage areas

*    Carpet colors to be determined

**   Wallpaper , vinyl flooring & paint colors to be determined

***  Cabinet & counter colors to be determined

                                  EXHIBIT "A-1"
                   OSI DATA CENTER BUILDOUT AND BUILDOUT COSTS


PRELIMINARY SCOPE OF SPECIFICATIONS

GENERAL CONSTRUCTION:

      1. Interior Partition Walls: The walls surrounding the Data Center complex should be constructed from the building floor to the underside of the deck above. The walls shall be constructed with 5/8" sheetrock on the exterior (Office area side), two (2) layers of -1/2" sheetrock with a 6-mill thick polyethylene between the layers on the interior (Data Center side). The partition shall be caulked with fire stop around the perimeter at the base and at the top. All openings in the partition for conduit, piping, ductwork, etc. shall be sealed and caulked with firestop.

      2. Partitions within Data Center: All partitions shall be demountable type, built on top of the raised floor to underside of the ceiling. The partitions shall be constructed with 30" high base solid white panel, 48" high glass, and solid panel from top window to underside of ceiling.

      3. Hung Ceiling: The ceiling tiles should be heavy weight type with vapor barrier finish. With a fire suppression system, ceiling tiles must be installed with hold down clips.

      4. Doors into Data Center complex: Doors shall be steel, solid core, rated, with automatic closers, weather-stripping and bottom sweep. The service doors to the Data Center Server Rooms and the Operations Center will be glass, also with automatic closers and adaptable to card readers. (Electric strike-plates)

      5. Raised floor: Install a "C-TEC" Raised Floor, minimum height 14" high. The floor shall be volted stringer type with NEVAMAR finish (or similar product), perforated panels as required, steps, handrails, ramps, cable cutouts and panel lifters.

      6. Back wall of Data Center (TOC side) will contain a window approx. 5' high by the length of the wall for viewing.

    FIRE PROTECTION AND SUPPRESSION

      1. Sprinkler System: Since the building is sprinklered, consideration should be given to modifying the system to a Pre-action type or vacated water feature in the Data Center Complex. As an alternative, change the heads to high temperature type.

      2. Install a "FM200" Fire Suppression system. The system can be either "Main Only" or a Main/Reserve" type.

      3. Smoke Detection: The Data Center complex should be a separate zone for detection and annunciation purposes.

    PLUMBING

      1. Provide domestic water make up to air conditioning units for humidifier make up.

    2. Provide condensate rain lines from the air conditioning units to the building waste stacks.

    ENVIRONMENTAL CONTROLS

      1. The following equipment selection is tentative, based on incomplete information. Install Three (3) Downflow Air cooled FM Series Model FM50M-AKA-EST Precision Environmental Control Systems.

    ELECTRICAL

      2. Install a dedicated standby generator (600Kw) sized to support the Environmental Control System, UPS and other critical OSI loads.

      3. Install a UPS w/battery back-up sized to accommodate current and future loads.

      4.    Provide all required wiring for various loads.

      5. Provide all electrical wiring from generator to transfer switch to UPS to rack sites in Data Center.

    GENERATOR

      1. 600 KW Rating, synchronous alternator, wired for 277/480 VAC 3 phase, 60 HZ

      2.    40" 960 gallon double wall sub-base fuel tank

      3. One Generac automatic transfer switch (or similar) rated at 800 amps, 4 pole construction, operating at 60 HZ, 480 Volts, 3 phase, with 2-wire start circuit (exact specs available upon request)

BUILD-OUT COSTS

LESSOR SHALL PROVIDE LESSEE WITH AN ALLOWANCE OF $435,069.00 FOR THE BUILD-OUT OF THE DATA CENTER. ANY OTHER COSTS IN EXCESS OF $435,069.00 SHALL BE THE RESPONSIBILITY OF LESSEE.

SAMPLE PRODUCTS:

FLOOR:  NEVAMAR Decorative Surfaces   www.nevamar.com or 1-800-638-4380
                      Nevamar laminated floor tile
        InterfaceAR   1-888-977-1099
                      Access flooring - C-Tec

FIRE SUPPRESSION & SMOKE DETECTORS:  Great Lakes Chemical Corporation
                                     1-800-892-2527

AIR CONDITIONING:  APC  1-800-800-4272
                   Liebert  1-203-294-6020 Bob Paradiso

GENERATOR:  Huntington Power Equipment   1-203-929-3203  Ray Bernsten

                                   EXHIBIT "B"
                       SITE PLAN AND PROPERTY DESCRIPTION

                                   EXHIBIT "C"
                           CONFIRMATION OF LEASE TERM


THIS AGREEMENT, made the ___ day of ______________ 2004 by and between WB Development Partnership (hereinafter referred to as "Lessor"), Party of the First Part, and Open Solutions, Inc.(hereinafter referred to as "Lessee"), party of the Second Part;

                              W I T N E S S E T H:

        WHEREAS, pursuant to an Agreement of Lease dated the _____ day of ______________________A.D. 2004, between the parties hereto, the Lessor Leased to Lessee and Lessee Leased and took from Lessor, for the term and upon the terms and conditions therein set forth, certain parts of a building erected at
______________________________________________.

        WHEREAS, said Agreement of Lease provides that the parties shall execute a confirmation of the actual Commencement and Expiration Dates of the Lease, when such dates have been determined;

        NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree that the term of said Lease shall commence on the ___ day of_____________ 2004, and shall end on the ___ day of ______________________
2004, at Midnight, unless sooner terminated or extended as therein provided.

        The undersigned Lessee is in possession and occupation of the Demised Premises to it in the above mentioned Building and further states that it commenced paying rent on the "Commencement Date" as set forth in said Lease. The Lease is in full force and effect; the Lessor is not in default thereof; the Premises as erected, as completed, are accepted by Lessee as being in accordance with the terms of the Lease and there is no offset of rent.

        IN WITNESS WHEREOF, the parties hereto have interchangeably set their hands and seals or caused these presents to be signed by their proper corporate officers and have caused their proper corporate seals to be hereunto affixed, the day and year first above written.

ATTEST:


________________________________   By_________________________________


________________________________     _________________________________

                                        EXHIBIT "D"
                        UNDERGROUND PARKING/STORAGE PLAN

                                   EXHIBIT "E"
                            JANITORIAL SPECIFICATIONS


Daily Cleaning - Monday thru Friday

        1) Empty and clean ash trays, waste baskets and other waste containers. Insert liners as required.

        2) Dust and clean level surfaces of desks, telephones, chairs, tables, filing cabinets, other office furniture, window sills and counter tops. Company papers on desks, tables, files, etc. are not to be disturbed.

        3) Vacuum area rugs and carpeting. If flooring is other than carpeting, surface will be swept and damp mopped, if necessary.

        4) Turn off all lights, except those required to be left on. Lock all necessary doors.

        5) Clean kitchen. Dishes will not be washed, but sink will be cleaned.

        6) Entrance windows are cleaned of fingerprints.

        7) Plants are not watered.

Quarterly cleaning

        1) Hand vacuum upholstered furniture and other areas not reachable with an upright vacuum.

        2) Windows are cleaned twice a year, (inside and out),

        3) Ventilator ducts are vacuumed and surrounding ceiling areas.

Wooden desks are cleaned with guardsman cloths and are polished with guardsman polish, which contains no wax.


                                       11